Exhibit 99.1

Eight Dragons Company names New President and Directors; Begins  Charting New Future

Eight Dragons Company, a Nevada Corporation (OTC:EDRG) announces today that Ms. Una Taylor, pursuant to a stock purchase agreement with DMJ Acquisitions LLC, the Corporation’s principal shareholder, has been named Company President and is elected to the Board of  Directors.

Miami, FL March 20, 2017 / Eight Dragons Company, a Nevada Corporation (OTC:EDRG) announces today that Ms. Una Taylor, through Eight Dragons Acquisitions, LLC, pursuant to a stock purchase agreement with DMJ Acquisitions LLC, the Corporation’s principal shareholder, has been named Company President and is elected to the Board of Directors. Under the stock purchase agreement, Ms. Taylor has acquired 80.2% of the issued and outstanding Common Stock of the Company. Mr. Theodore Faison has also been appointed to the Corporation’s Board of Directors. The addition of Ms. Taylor and Mr. Faison to the Board of Directors represents a change in majority of the Board of Directors. Additional information on the change in Majority of the Board of Directors can be found in the Corporation’s Schedule 14f-1 filing with the U.S. Securities and Exchange Commission.

“I want to express my sincere thanks to DMJ Acquisitions LLC for allowing me to acquire a majority stake in Eight Dragons,” stated Ms. Taylor. “There is a new future in the works for Eight Dragons that will bring new life to the Company. Our plan includes, but is not limited, to a new business platform and brand identity that will enable growth through innovation, empowered technology development, and advanced twenty-first century marketing techniques unlocking the potential of entrepreneurs from around the world. We intend that Eight Dragons will become a company where dreams are converted into working products and services that create exponential value for consumers and shareholders. We believe the future for our Company is unlimited and we look forward to updating you on our plans in the coming weeks.”

Ms. Taylor has been the Founder and CEO of Renewable Energy Supplies LLC, a Florida limited liability company for the last seven years.  Renewable Energy Supplies LLC was founded in 2010 as an Alternative Energy Company with the goal of bringing renewable, non-polluting power to homes and businesses in the Caribbean region. Six years later, Ms. Taylor contends that Renewable Energy continues to deliver the best products, training and support needed to its growing customer base. Renewable Energy supplies re-sellers, contractors, integrators, and installers with reliable products and the training they need to design, install and maintain renewable energy systems.

Mr. Faison has been Co-Founder, Strategy Officer, and Board Chairman at World Cup of Sales, a product market fit and sales platform geared towards startup companies and product launches, since December 2015.  Since March 2003, he has been an employee of IBM.  His specific recent employment with IBM includes being a Rational Channel Sales Manager, from 2011 to 2013, a member of the IBM North America Software Partner Representative & Ecosystem Development team from 2013 to 2015, the Worldwide Trusteer Advanced Fraud Protection Channel Sales Leader from January 2015 to January 2016 and since January 2016 being responsible for Strategic Embedded Solution Partnerships for IBM Analytics.  He has more than 15 years in software sales, channel sales, and business development, having personally delivered consulting, training, and sales interactions to over 1,000 customers (of all sizes and spanning many industry verticals).  His leadership experience include leading a global channel sales team, building a channel ecosystem for a $2B IBM Security acquisition (Trusteer), and managing some of the industry's largest software channel resellers.

About Eight Dragons: Eight Dragons Company has not had any significant operations. It intends to locate and combine with an existing privately-held company through a merger, consolidation, or exchange of common stock for stock or assets.

Forward Looking Statements:  This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Except for historical matters contained herein, statements made in this press release are forward-looking statements. Without limiting the generality of the foregoing, words such as “may”, “will”, “to”, “plan”, “expect”, “believe”, “anticipate”, “intend”, “could”, “would”, “estimate,” or “continue”, or the negative other variations thereof or comparable terminology are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risk, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Also forward-looking statements represent our management’s beliefs and assumptions only as of the date hereof. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Current Reports on Form 8-K and  the Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.